As filed with the Securities and Exchange Commission on May 21, 2014

Registration No. 333-195334

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
under
The Securities Act of 1933

TAGGARES AGRICULTURE CORP.

(Exact name of registrant as specified in its charter)

Delaware	0100	46-4708132
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

7601 W. Clearwater Ave.
Box 16
Kennewick, WA 99336
(509) 590-2443
Fax: (509) 590-2241

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agent Solutions, Inc.
1679 South Dupont Hwy, Suite 100
Dover, DE 19901
(888) 705-7274
Fax: (888) 706-7274

(Name, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew W. Shawber Laura A. Bertin	Michael T. Raymond Bradley J. Wyatt
Summit Law Group, PLLC 315 Fifth Avenue South, Suite 1000 Seattle, WA 98104-2682 (206) 676-7000 Fax: (206) 676-7001	Dickinson Wright PLLC 2600 W. Big Beaver Rd., Suite 300 Troy, MI 48084 (248) 433-7200 Fax: (248) 433-7274

Approximate Date of Commencement of the Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Taggares Agriculture Corp. is filing this pre-effective Amendment No. 2 on Form S-1/A to the Registration Statement on Form S-1 (Registration No. 333-195334), originally filed on April 17, 2014, which supplements the Amendment No. 1 on Form S-1/A filed on May 20, 2014 (the “First Amendment”), as an exhibit-only filing to file the Consent of Peterson Sullivan LLP filed herewith as Exhibit 23.1 (the “Consent”), which was inadvertently omitted from the First Amendment. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, the exhibit index and the Consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
2.1*	Purchase and Sale Agreement between T3 Ag Investments, LLC and Snake River Vineyards, dated November 25, 2013
2.2*	Purchase and Sale Agreement between T3 Ag Investments, LLC and Bubby T, LLC, dated November 25, 2013
3.1*	Registrant’s Certificate of Incorporation
3.2*	Registrant’s Bylaws
4.1*	Form of Common Stock Certificate
5.1*	Form of Opinion of Summit Law Group, PLLC
10.1*+	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.
10.2*+	Taggares Agriculture Corp. 2014 Equity Incentive Plan and forms of stock option agreements
10.3*+	Employment Agreement between the Registrant and Peter J. Taggares IV
10.4*+	Employment Agreement between the Registrant and Catherine M. Campbell
10.5*+	Employment Agreement between the Registrant and Jose Contreras
10.6*	Non-binding Letter of Intent of Valicoff Fruit Company, Inc. dated February 20, 2014
10.7*	Amended and Restated Agreement between Snake River Vineyards and Tree Top, Inc. effective February 1, 2014
21.1*	Subsidiaries of the Registrant
23.1**	Consent of Peterson Sullivan LLP, Independent Registered Public Accounting Firm
23.2***	Consent of Summit Law Group, PLLC (included in Exhibit 5.1)
99.1(a)*	Consent of Kent L. Johnson, Director Nominee
99.1(b)*	Consent of James B. Rogers, Jr., Director Nominee
99.1(c)*	Consent of Ann M. Veneman, Director Nominee
99.1(d)*	Consent of Dana D. Behar, Director Nominee

*	Previously filed
**	Filed herewith
***	To be filed by amendment
+	Indicates management contract or compensatory plan.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 21st day of May, 2014.

TAGGARES AGRICULTURE CORP.

By:	/s/ Peter J. Taggares IV Peter J. Taggares IV President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter J. Taggares IV Peter J. Taggares IV	President, Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2014
/s/ Catherine M. Campbell Catherine M. Campbell	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	May 21, 2014

Index To Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
2.1*	Purchase and Sale Agreement between T3 Ag Investments, LLC and Snake River Vineyards, dated November 25, 2013.
2.2*	Purchase and Sale Agreement between T3 Ag Investments, LLC and Bubby T, LLC, dated November 25, 2013.
3.1*	Registrant’s Certificate of Incorporation.
3.2*	Registrant’s Bylaws.
4.1*	Form of Common Stock Certificate.
5.1*	Form of Opinion of Summit Law Group, PLLC.
10.1*+	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.
10.2*+	Taggares Agriculture Corp. 2014 Equity Incentive Plan and forms of stock option agreements.
10.3*+	Employment Agreement between the Registrant and Peter J. Taggares IV.
10.4*+	Employment Agreement between the Registrant and Catherine M. Campbell.
10.5*+	Employment Agreement between the Registrant and Jose Contreras.
10.6*	Non-binding Letter of Intent of Valicoff Fruit Company, Inc. dated February 20, 2014.
10.7*	Amended and Restated Agreement between Snake River Vineyards and Tree Top, Inc. effective February 1, 2014.
21.1*	Subsidiaries of the Registrant.
23.1**	Consent of Peterson Sullivan LLP, Independent Registered Public Accounting Firm.
23.2***	Consent of Summit Law Group, PLLC (included in Exhibit 5.1).
99.1(a)*	Consent of Kent L. Johnson, Director Nominee
99.1(b)*	Consent of James B. Rogers, Jr., Director Nominee
99.1(c)*	Consent of Ann M. Veneman, Director Nominee
99.1(d)*	Consent of Dana D. Behar, Director Nominee

*	Previously filed.
**	Filed herewith.
***	To be filed by amendment.
+	Indicates management contract or compensatory plan.